Calculation of Filing Fee Tables
S-8
CONMED Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock") that may be issued under the CONMED Corporation 2025 Long-Term Incentive Plan	Other	3,554,896	$ 58.885	$ 209,330,050.96	0.0001531	$ 32,048.43
Total Offering Amounts:						$ 209,330,050.96		$ 32,048.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,048.43
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 to which this exhibit relates (the "Registration Statement") shall also cover additional shares of Common Stock which may become issuable under the CONMED Corporation 2025 Long-Term Incentive Plan (the "2025 Plan") to adjust the number of shares issued pursuant to the 2025 Plan in the event of a recapitalization, stock-split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification or exchange of the shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or any other change in corporate structure or other similar corporate transaction or event. (2) Estimated on the basis of $58.89, which is the reported average of the high and low prices of Common Stock as reported on the New York Stock Exchange on May 15, 2025, pursuant to Rule 457(c) and (h) of the Securities Act. (3) Amount represents 3,554,896 shares of Common Stock issuable under the 2025 Plan. In addition, any shares subject to awards under the 2018 Long-Term Incentive Plan of CONMED Corporation (the "2018 Plan") or the Amended and Restated 2020 Non-Employee Director Equity Compensation Plan of CONMED Corporation (the "2020 NED Plan", together with the 2018 Plan, the "Prior Plans") that are outstanding at May 20, 2025 (the "Effective Date") and that subsequently (i) expire unexercised, are forfeited or otherwise terminate or are canceled without the delivery of shares of Common Stock or (ii) are surrendered or withheld from any award under the Prior Plans to satisfy a participant's income tax or other withholding obligations, in each case, will again become available to be delivered pursuant to awards granted under the 2025 Plan, at the same ratio at which the corresponding award counted against the total shares available under the respective Prior Plan, as applicable, at the time of grant, but such shares are not at this time covered by this Registration Statement on Form S-8. Concurrently with the filing of the Registration Statement, the Company is filing a post-effective amendment to each of its prior registration statements on Form S-8 in respect of the 2018 Plan (File No. 333-228171) and the 2020 NED Plan (File No. 333-214299) to deregister all shares of Common Stock that were previously authorized for issuance under such Prior Plans, and that, as of the Effective Date, were not issued and were not subject to outstanding awards granted under the Prior Plans.